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                                  SCHEDULE 14A

                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )



Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, For Use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[X] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-12

                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION
                (Name of Registrant as Specified in its Charter)

          WISCONSIN CENTRAL SHAREHOLDERS COMMITTEE TO MAXIMIZE VALUE
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)1 and 0-11.

    (1) Title of each class of securities to which transaction applies:

    _________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:

    _________________________________________________________________
    (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    _________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:

    ______________________________________________________________________
    (5) Total fee paid:

    _________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     _________________________________________________________________
     (2) Form, Schedule or Registration Statement No.:

     _________________________________________________________________
     (3) Filing Party:

     _________________________________________________________________
     (4) Date Filed:

     _________________________________________________________________
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For Immediate Release                              Contact: Edward A. Burkhardt
Dated December 15, 2000                            Telephone: 773-714-8669

                    WISCONSIN CENTRAL SHAREHOLDERS COMMITTEE
                 WELCOMES SUPPORT FROM TWEEDY, BROWNE & COMPANY

     Chicago, Ill, December 15, 2000 - The Wisconsin Central Shareholders Committee to Maximize Value announced today that Tweedy, Browne & Company LLC has filed documents with the Securities and Exchange Commission indicating that it intends to vote in favor of all six of the Committee's proposals to maximize value for the shareholders of Wisconsin Central Transportation Corporation (Nasdaq: WCLX).

     Tweedy, Browne holds 6.49% of Wisconsin Central's shares and is one of the Company's largest institutional investors. Tweedy, Browne is the second of Wisconsin Central's major institutional shareholders to formally announce its intention to support the Committee. The Company's largest shareholder - Southeastern Asset Management, Inc. - announced previously that it intends to vote its 15.2% stake in favor of all of the Committee's proposals.

     Edward A. Burkhardt, Chairman of the Committee, said "I am very pleased the proposals submitted by our Committee are being recognized and supported by Wisconsin Central's shareholders. Support for our proposals, from both large and small shareholders, has been overwhelming. These investors have all lost heavily as a result of declining profitability and share price at Wisconsin Central."

     Mr. Burkhardt noted that the Company's closing share price yesterday of $13 1/8 reflected a 21.4% increase over the closing price of $10 13/16 on October 19, 2000, the day before the Committee's efforts were initiated.

     Mr. Burkhardt also said he was particularly pleased that several of the Company's largest institutional shareholders had now announced their support for the Committee. "I think these sophisticated institutional shareholders understand what is really going on at Wisconsin Central. They have not been misled by the conflicting statements and claims being made by the Company's incumbent management in what we believe is an effort to save their jobs."

     The Committee plans to implement its program to maximize shareholder value as soon as it receives the remaining shareholder consents required for approval of its proposals. Each shareholder's vote is now critically important. The Committee urges all shareholders to sign, date and return their WHITE consent cards as soon as possible. Shareholders with questions about how to vote their shares should call Innisfree M&A Incorporated toll-free at 888-750-5834, which is assisting the Committee in the solicitation of consents.
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                                ________________

            CERTAIN INFORMATION CONCERNING THE COMMITTEE'S PROPOSALS

Information regarding the Committee's proposals is included in a definitive consent statement filed with the Securities and Exchange Commission on November 13, 2000. The Committee has mailed copies of the consent statement, together with consent cards, to Wisconsin Central shareholders. Wisconsin Central shareholders are urged to read the consent statement carefully as it contains important information. The definitive consent statement is available without charge at the SEC's Internet web site at www.sec.gov. In addition, the Committee will provide copies of its definitive consent statement without charge upon request. Requests for copies should be directed to the Committee's information agent, Innisfree M&A Incorporated, at its toll-free number: 1-888-750-5834.